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                           200 East Randolph Drive     Telephone 312 565 1500
                              Chicago, IL 60601
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PRICE WATERHOUSE LLP                          [LOGO OF PRICE WATERHOUSE LLP]



                                                               Exhibit No. 15.1

August 10, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We are aware that Acme Metals Incorporated has incorporated by reference our report dated July 21, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on August 10, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



PRICE WATERHOUSE